                               List of Subsidiaries of
                          The United Illuminating Company
                          -------------------------------

                          State or Jurisdiction
 Name of                    of incorporation        Name under which
Subsidiary                   or organization     Subsidiary does business
- ----------                ---------------------  ------------------------
Research Center, Inc.         Connecticut        Research Center, Inc.

United Energy                                    United Energy
International, Inc.           Connecticut        International, Inc.

United Resources, Inc.        Connecticut        United Resources, Inc.

Souwestcon Properties, Inc.*  Connecticut        Souwestcon Properties, Inc.

Thermal Energies, Inc.*       Connecticut        Thermal Energies, Inc.

Precision Power, Inc.*        Connecticut        Precision Power, Inc.

American Payment
  Systems, Inc.*              Connecticut        American Payment Systems, Inc.

Ventana Corporation*          Connecticut        Ventana Corporation


- ----------------------------

*Subsidiary of United Resources, Inc.